                                                                   EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8's) pertaining to the 1979 Stock Option Plan (No. 2-66181, Post-Effective Amendment No. 3, dated December 1, 1982), the 1984 Stock Option Plan (No. 2-98841, Post-Effective Amendment No. 1, dated November 23, 1988), the Employee Savings Plan (No. 33-32103, dated December 7, 1989 and No. 33-49466, dated July 9, 1992), Stock Option Plan for Non-Employee Directors (No. 33-43625, dated November 1, 1991), 1994 Directors' Stock Compensation Plan (No. 33-84032, dated September 13, 1994), the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler (No. 33-61893, dated August 17, 1995), the Robbins & Myers, Inc. Savings Plan for Union Employees (No. 333-00289, dated January 19, 1996), the Robbins & Myers, Inc. 1994 Long-term Incentive Stock Plan (No. 333-00291, Dated January 19, 1996) and the Robbins & Myers, Inc. 1995 Stock Option Plan for Non-employee Directors (No. 333-00293, dated January 19, 1996) of our report dated October 1, 1996, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended August 31, 1996.


                                          /s/ Ernst & Young LLP

November 22, 1996                         Ernst & Young LLP